Exhibit 13.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Coca-Cola FEMSA, S.A.B. de C.V. (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on form 20-F for the year ended December 31, 2024 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results from operations of the Company.
Date:    April 9, 2025
By:    /s/ Ian Craig
Ian Craig
Chief Executive Officer
Date:    April 9, 2025
By:    /s/ Gerardo Cruz Celaya
Gerardo Cruz Celaya
Chief Financial Officer

Exh. 13.1-1